Exhibit 99.1

NATIONAL BEEF PACKING COMPANY, LLC TO PARTICIPATE

IN DEUTSCHE BANK SECURITIES HIGH YIELD CONFERENCE

KANSAS CITY, Missouri, October 7, 2004 – National Beef Packing Company, LLC announced that John R. Miller, the company’s Chief Executive Officer, and Jay D. Nielsen, the company’s Chief Financial Officer, are scheduled to participate in the Deutsche Bank Securities High Yield Conference on Thursday, October 7, 2004. A copy of the company’s presentation materials will be made available in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

About National Beef Packing Company, LLC

National Beef Packing Company, LLC is the fourth largest beef processing company in the United States. The company processes, packages and delivers fresh beef for sale to customers in the United States and international markets. Its products include boxed beef, and value-added beef products including branded boxed beef, case-ready beef and pork, chilled export beef and portion control beef.

Safe Harbor Forward Looking Statement: National Beef Packing Company, LLC is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of National Beef Packing Company, LLC. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors, including results that are preliminary for fiscal 2004 and are subject to the completion of the Company’s audit, economic conditions generally and in our principal markets, the availability and prices of live cattle and commodities, food safety, livestock disease, competitive practices and consolidation in the cattle production and processing industries, actions of domestic or foreign governments, hedging risk, changes in interest rates and foreign currency exchange rates, consumer demand and preferences, the cost of compliance with environmental and health laws, loss of key customers, loss of key employees, labor relations and consolidation among our customers. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this release will in fact transpire. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.

For more information or clarification, please visit our website at www.nationalbeef.com or contact Jay Nielsen, CFO, National Beef Packing Company, LLC at 816-713-8504.